UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 21, 2011

GREEN PLAINS RENEWABLE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

333-121321	84-1652107
(Commission file number)	(IRS employer identification no.)

9420 Underwood Ave., Suite 100, Omaha, Nebraska	68114
(Address of principal executive offices)	(Zip code)

(402) 884-8700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 21, 2011, Green Plains Trade Group LLC entered into an amendment and restatement of its Revolving Credit and Security Agreement, dated as of July 30, 2009 and amended on November 17, 2009, by and between PNC Bank, National Association (as Lender and Agent) and Green Plains Trade Group LLC. This Amended and Restated Revolving Credit and Security Agreement increases the principal amount of the revolving credit facility from $30 million to $70 million, which includes revolving credit notes with PNC Bank and additional financial institutions (collectively, “Lenders”) that are a party thereto.

Discussed above are the key modifications in the Amended and Restated Revolving Credit and Security Agreement and the corresponding Credit Notes, which is not intended to be inclusive of all modifications. The Amended and Restated Revolving Credit and Security Agreement and corresponding Credit Notes are attached as exhibits hereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report.

Exhibit No.	Description of Exhibit

10.1	Amended and Restated Revolving Credit and Security Agreement dated January 21, 2011 among Green Plains Trade Group LLC, the Lenders and PNC Bank, National Association as Lender and Agent

10.2	Amended and Restated Revolving Credit Note dated January 21, 2011 among Green Plains Trade Group LLC, the Lenders and PNC Bank, National Association as Agent for the Lender

10.3	Revolving Credit Note dated January 21, 2011 among Green Plains Trade Group LLC, the Lenders and PNC Bank, National Association as Agent for the Lender

10.4	Revolving Credit Note dated January 21, 2011 among Green Plains Trade Group LLC, the Lenders and PNC Bank, National Association as Agent for the Lender

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN PLAINS RENEWABLE ENERGY, INC.

Date: January 27, 2011	By:	/s/ Todd A. Becker
Todd A. Becker
President and Chief Executive Officer
(Principal Executive Officer)

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